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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF THE TIMES MIRROR COMPANY

                            AS OF DECEMBER 31, 1997*

                                                                STATE (OR
                                                               COUNTRY) OF
                            NAME                              INCORPORATION
                            ----                              -------------
The Baltimore Sun Company...................................  Maryland
The Hartford Courant Company................................  Connecticut
Jeppesen & Co., GmbH**......................................  Germany
Jeppesen Sanderson, Inc.....................................  Delaware
Matthew Bender & Company, Incorporated**....................  New York
The Morning Call, Inc.......................................  Pennsylvania
Mosby, Inc..................................................  Missouri
Newsday, Inc.**.............................................  New York
Shepard's, Inc..............................................  Delaware
Times Mirror Magazines, Inc.**..............................  New York
Times Mirror Training, Inc..................................  Florida

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 * The names of certain other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary. The Los Angeles Times is a division of The Times Mirror Company.

** 100% owned by a wholly-owned subsidiary of the Registrant. (All other subsidiaries listed above are directly wholly-owned by the Registrant.)

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